UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): OCTOBER 21, 2005


                           BLACKFOOT ENTERPRISES, INC.
             ______________________________________________________
             (Exact name of registrant as specified in its charter)


           NEVADA                       0-31313                  88-0409160
____________________________          ____________           ___________________
(State or other jurisdiction          (Commission               (IRS Employer
     of incorporation)                File Number)           Identification No.)


              6767 W. TROPICANA AVENUE, SUITE 207, LAS VEGAS, 89103
              _____________________________________________________
               (Address of principal executive offices) (Zip Code)


                                 (702) 248-1027
               __________________________________________________
               Registrant's telephone number, including area code


                                 NOT APPLICABLE
          _____________________________________________________________
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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ITEM 8.01 OTHER EVENTS

Blackfoot Enterprises, Inc. ("Blackfoot") entered into a letter of intent with Tower Tech Systems, Inc. ("Tower Tech"), a privately-held company headquartered in Manitowoc, Wisconsin. The letter of intent outlines a business combination whereby Blackfoot would acquire all of the issued and outstanding capital stock of Tower Tech in exchange for 25,250,000 newly issued shares of Blackfoot. Upon the completion of this transaction, the shareholders of Tower Tech would own 72.1% of the Blackfoot shares then outstanding. The transaction is subject to Blackfoot and Tower Tech entering into a definitive agreement.

Tower Tech engineers and manufactures wind turbine extension towers. Tower Tech is dedicated to exclusively mass-produce wind tower support structures, turbine assemblies, and monopiles. The production facility consists of 46 acres with over 700,000 square feet of heavy manufacturing space under roof.

Further, management of Tower Tech believes that it has one of the largest production capacities of any wind tower manufacturer in North America, and that its ability to integrate the entire manufacturing process at its facility sets Tower Tech apart from other manufacturers in the United States.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                BLACKFOOT ENTERPRISES, INC.


October 25, 2005                                By: /s/ JOHANN RATH
                                                ___________________________
                                                        Johann Rath
                                                        President






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